SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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[ ]  Filed by a Party other than the Registrant


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[ ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               REXENE CORPORATION
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                (Name of Registrant as Specified In Its Charter)



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               (Name of Person(s) Filing Proxy Statement, if other
                              than the Registrant)


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
REXENE
   Corporation
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                5005 LBJ Freeway - Suite 500 - Occidental Tower
                        Dallas, TX 75224 - 972-450-9000

                                                                    CONTACT:
                                                                    Neil Devroy
                                                                    972-450-9101


REXENE AGREES TO DUE DILIGENCE WITH HUNTSMAN PENDING SIGNING OF
                                  CONFIDENTIALITY AGREEMENT


        Dallas, TX - April 25, 1997 - Rexene Corporation (NYSE:RXN) announced today it has sent the following letter to Jon Huntsman, Chairman and CEO of Huntsman Corporation.


(Letter follows)


April 25, 1997



Mr. Jon Huntsman
Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah  84108

Dear Mr. Huntsman:

Thank you for your letter of April 24, 1997.

The letters furnished by your potential financing sources do not, as you know, commit them to provide any funds for an acquisition of Rexene. They all note, among other conditions and contingencies, their need to complete a due diligence review of Rexene and the creation of a satisfactory capital structure to effect the transaction.

Notwithstanding the foregoing, we are prepared to move forward and provide you with due diligence. Due diligence can proceed as soon as you sign and return the confidentiality agreement. We look forward to receiving the confidentiality agreement and to discussing any modifications that you believe are appropriate. Please do not hesitate to call me or our counsel.



Very truly yours,

/s/ Andrew J. Smith

Andrew J. Smith



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